MANAGEMENT’S PREPARED REMARKS

FIRST FISCAL QUARTER ENDED
JANUARY 31, 2018

March 6, 2018

Investors should also review the Important Notes to Investors immediately following these remarks.

Introduction

•	Last quarter we shared a set of long-term financial targets and our strategy for managing the business over the next several years to hit those targets.

◦	Our fiscal first quarter 2018 (“Q1”) results today demonstrate that we are off to a strong start and making solid progress toward those goals.

•	As we said last quarter, we are focused on profitability and taking market share given the opportunities we see within the current industry environment.

◦	In the first quarter, we continued to grow and diversify our business.

◦
In the meantime, our competitors are still struggling on a number of fronts, including keeping up with the pace of innovation given the level of expertise required and how high the threshold for investment is today.

•	This quarter, we delivered particularly strong diversification metrics.

◦
Non-telco revenue comprised roughly 35% of total sales. And our Direct webscale business was 15% of revenue, which is roughly double the contribution from this key customer segment in Q1’17 - both as a percentage of revenue and in absolute dollars.

◦	Our Asia-Pacific momentum continued. The region contributed 17% of Q1 revenue, up 25% from the same quarter last year, including contributions from several customers outside of our strong India base.

◦	And, our submarine business was up 10% year over year, largely driven by the continued growth of webscale traffic.

•	Overall, we performed very well in Q1, including a particularly strong order flow performance for a fiscal first quarter, which is often challenging due to seasonality.

◦	And, we continued to execute on our strategy of capturing new footprint around the world, primarily with global service providers, and also with non-telco customers.

Q1’18 Financial Results

•	For Q1:

◦	We posted revenue of $646.1 million, which is above the midpoint of our guidance.

◦
We delivered adjusted gross margin of 42.6%, which is within our expected range and is a result of our deliberate strategy to take share from competitors and gain footprint with new and existing customers.

◦	And, finally, we reported adjusted operating expense of $234.4 million.

•	With respect to profitability measures in the first quarter, we delivered:

◦	Adjusted operating margin of 6.3%

◦	Adjusted net income of $21.9 million

◦	Adjusted earnings-per-share (EPS) of $0.15

•
Both earnings before interest, taxes, depreciation and amortization (EBITDA) and cash flow have become more meaningful measures of our progress and performance as our business has grown and matured. In Q1…

◦	Our adjusted EBITDA was $61.8 million

◦	We generated $35.7 million in cash from operations

◦	And free cash flow was $10 million

•	We ended the quarter with approximately $1 billion in cash and investments.

Q1’18 Performance Highlights

•	We have been delivering consistent and differentiated financial performance with respect to top-line growth, profitability and cash generation for some time.

•	We’ve been successful - and will continue to be - because of our ability to do the following:

◦	Deliver innovations ahead of the competition that directly address the changing business and consumption models of our customers.

◦	Leverage our exposure and investment in high-growth and emerging markets to intersect the demand drivers that play a key role in our market share opportunities.

•
From the rapid proliferation and adoption of mobile applications, to cloud-based services, to over-the-top video streaming, network operators around the world are working to respond to the increased demand for capacity. And we are uniquely positioned to help them solve this challenge.

◦
With our WaveLogic Ai coherent modem, we lead the market across the full range of high-capacity technologies, including 400G, which is beginning to change the “unit of currency” for capacity in our customers’ networks today.

•	Specifically, we expect that 200G will begin to replace many 100G long-haul connections over time, while 300G can now be deployed for 1000km distances, and 400G for shorter reach distances.

•	In Q1, we had 7 new wins for our 400G-capable WaveLogic Ai, bringing us to total of 17 to date.

•
We’re seeing this capacity trend play out with global Tier 1 service providers, notably in Asia Pacific, where a key contributor to our Q1 growth in region was revenue from our recent wins in Japan and Korea, in addition to continued strength in India.

◦	This capacity trend also encompasses the metro builds we’ve discussed, including a strong contribution from the Verizon metro network project in Q1, which is rolling out as expected.

•
And, it’s no surprise that DCI applications - particularly in our webscale customer base - are driving a need for higher-capacity solutions. Highlighting the rapid adoption of our purpose-built DCI solution, Waveserver generated approximately $65 million in revenue in Q1, and today claims more than 80 customers globally.

•
In subsea, traffic levels continue to rise on existing cables and new cables are now being deployed. We signed two new deals in January - one for a trans-pacific cable system and another for a trans-Atlantic system.

•
On the emerging side of our strategic drivers is fiber densification, which is becoming a more frequent topic of conversation with our customers. This includes 5G network strategies, where we recently announced our solution plans. It also includes Fiber Deep strategies with cable operators, where in Q1 we secured our second MSO customer for this application.

•
And, of course, software automation is critical in optimizing all of this capacity. Q1 got us off to a good start for the year in software with a strong contribution to our top line from our Blue Planet network domain controller and orchestration solutions.

•	Overall, it is clear that our key market segments and customer verticals performed very well in the first quarter.

Market Commentary

•
With respect to our overall market conditions, we are seeing continued growth in network traffic, increased network service and capacity requirements, and the transition to more open, programmable and adaptive networks.

◦	Accordingly, the primary driver for network operators’ spend in our space is the need to deploy and manage capacity as demand continues to grow and fiber densification architectures are implemented.

◦	These factors went into the long-term financial targets we laid out for you last quarter.

•
Since our last quarterly report, however, there has been a lot of speculation about additional demand drivers in our industry, including the impact of U.S. Tax Reform and an acceleration of 5G-related deployments.

◦	We believe that tax reform is a positive for our customers, however definitive plans are largely yet to be determined.

◦	In any event, we view the effect of Tax Reform as secondary to the core industry trends that have been impacting and continue to drive customer network spending.

•
Accordingly, while we are well positioned to benefit from these and other similar dynamics at some point, we view them as secondary to the core industry trends that have been impacting and continue to impact customer network spending.

•
We remain confident in the outlook we provided three months ago and in our long-term plans for managing the business to continue growing faster than market and expanding our profitability at the bottom line.

Financial Updates

•	Like most other U.S.-based companies, we’ve had to account for the impact of the Tax Cuts and Jobs Act in our financial results.

◦	In the first quarter, we experienced a GAAP loss primarily due to significant non-cash charges related to U.S. Tax Reform, which resulted in an estimated $476.9 million of additional tax expense.

◦	As of today, we do not expect to pay substantial cash taxes for U.S. federal income tax for the foreseeable future primarily due to our deferred tax asset balance.

◦	And with respect to our tax rate for fiscal 2018, there may be quarterly fluctuations, however we currently expect our blended GAAP tax rate for the year to be 29%.

•	In calculating adjusted net income, we expect to use a 25.8% rate for FY18.

•
We are also providing an update on the share repurchase program that we announced with last quarter’s results, which allows us to repurchase up to $300 million of Ciena common stock through the end of fiscal 2020.

◦
We began repurchases late in our fiscal first quarter 2018, and through March 5, 2018, we have repurchased approximately 874,000 shares of common stock, for an aggregate purchase price of $19.5 million at an average price of $22.34 per share.

◦
We intend to continue repurchasing activity as part of the strategy we articulated last quarter and our commitment to returning capital to shareholders. Investors should view this as an indication of our confidence in our long-term growth and our strong balance sheet and cash flow generation.

Closing Commentary

•	As highlighted by today’s results, our business is strong and we are executing well on our strategy.

•	We are uniquely positioned in the industry to continue delivering a combination of top-line growth, profitability and cash generation with a strengthening balance sheet.

IMPORTANT NOTES TO INVESTORS
Forward-Looking Statements
Information presented in these remarks contains a number of forward-looking statements. These statements are based on current expectations, forecasts, assumptions and other information available to Ciena as of the date hereof. Forward-looking statements include Ciena’s long-term financial targets, prospective financial results, return of capital plans, business strategies, expectations about its addressable markets and market share, and outlook for future periods, as well as statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future. Often, these can be identified by forward-looking words such as “target” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words.
Forward-looking statements in these remarks include, but are not limited to:

•	“[W]e expect that 200G will begin to replace many 100G long-haul connections over time…”

•
“We remain confident in the outlook we provided three months ago and in our long-term plans for managing the business to continue growing faster than market and expanding our profitability at the bottom line.”

•	“[W]e do not expect to pay substantial cash taxes for U.S. federal income tax for the foreseeable future primarily due to our deferred tax asset balance.”

•	“[W]e currently expect our blended GAAP tax rate for the year to be 29%.”

•	“In calculating adjusted net income, we expect to use a 25.8% rate for FY18.”

•	“We intend to continue repurchasing activity as part of the strategy we articulated last quarter and our commitment to returning capital to shareholders.”

•	“We are uniquely positioned in the industry to continue delivering a combination of top-line growth, profitability and cash generation with a strengthening balance sheet.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act, changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in Ciena's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on December 22, 2017 and Ciena’s Quarterly Report on Form 10-Q for its first fiscal quarter to be filed with the SEC.
All information, statements, and projections in these remarks speak only as of the date of these remarks. Ciena assumes no obligation to update any forward-looking or other information included in these remarks, whether as a result of new information, future events or otherwise.
Availability of Important Information
You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

GAAP Measures at or as of Fiscal Quarter ended January 31, 2018
The following table includes certain comparable GAAP measures for Non-GAAP measures included in these remarks:

Gross Profit	$271.8 million
Operating Expense	$255.0 million
Income from Operations	$16.7 million
Net Income (Loss)	$(473.4 million)
Diluted Net Income (Loss) per Common Share	$(3.29)

Non-GAAP Measures

These remarks include non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures provided herein provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results.

A reconciliation of non-GAAP measures used in these remarks to Ciena’s GAAP results for the relevant period can be found in the Appendix to our Q1 FY2018 investor presentation, posted to the quarterly results page of the Investor Relations section of our website:

http://investor.ciena.com/financials/default.aspx#section=quarterly

Additional information can also be found in our press release filed this morning and in our reports filed with the Securities and Exchange Commission.